EXHIBIT 32

SECTION 906 CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

Each of Brian D. Fitzgerald, Chief Executive Officer, and Diane M. LaPointe, Chief Financial Officer, of Security Capital Corporation, a Delaware corporation (the “Company”), hereby certifies, to the best of his or her knowledge, that:

(1)           The Company’s periodic report on Form 10-Q for the period ended June 30, 2003 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

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CHIEF EXECUTIVE OFFICER		CHIEF FINANCIAL OFFICER

/s/ Brian D. Fitzgerald		/s/ Diane M. LaPointe
Brian D. Fitzgerald		Diane M. LaPointe

Date:	August 13, 2003	Date:	August 13, 2003